Houlihan Lokey Reports First Quarter Fiscal 2020 Financial Results

– First Quarter Fiscal 2020 Revenues of $250 million –
– First Quarter Fiscal 2020 Diluted EPS of $0.65 –
– Adjusted First Quarter Fiscal 2020 Diluted EPS of $0.67 –
– Announces Dividend of $0.31 per Share for Second Quarter Fiscal 2020 –

LOS ANGELES and NEW YORK - July 25, 2019 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2019. During the first quarter, revenues increased by 14% to $250 million, compared with $220 million for the first quarter ended June 30, 2018.
Net income increased 44% to $43 million, or $0.65 per diluted share, for the first quarter ended June 30, 2019, compared with $30 million, or $0.45 per diluted share, for the first quarter ended June 30, 2018. Adjusted net income for the first quarter ended June 30, 2019 grew 22% to $44 million, or $0.67 per diluted share, compared with $36 million, or $0.55 per diluted share, for the first quarter ended June 30, 2018.
"We are pleased to report record first quarter results as we kick-off our fiscal year 2020. We remain optimistic about our ability to provide long term shareholder value through our balanced business model, especially in light of current business and market conditions." stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2019	2018
Revenues	$250,349	$220,002
Operating expenses:
Employee compensation and benefits	163,311	139,181
Non-compensation expenses	39,096	40,693
Operating income	47,942	40,128
Other (income)/expense, net	(1,483)	(1,606)
Income before provision for income taxes	49,425	41,734
Provision for income taxes	6,649	12,052
Net income attributable to Houlihan Lokey, Inc.	$42,776	$29,682

Diluted earnings per share	$0.65	$0.45

Revenues

For the first quarter ended June 30, 2019, revenues increased by 14% to $250 million, compared with $220 million for the first quarter ended June 30, 2018. For the quarter, Corporate Finance ("CF") revenues increased 1%, Financial Restructuring ("FR") revenues increased 57%, and Financial Advisory Services ("FAS") revenues increased 2% when compared with the first quarter ended June 30, 2018.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
(Dollars in thousands)	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$163,311	$139,181	$152,715	$133,105
% of Revenues	65.2%	63.3%	61.0%	60.5%
Non-compensation expenses	$39,096	$40,693	$37,129	$36,946
% of Revenues	15.6%	18.5%	14.8%	16.8%
Provision for Income Taxes	$6,649	$12,052	$17,877	$14,681
% of Pre-Tax Income	13.5%	28.9%	28.8%	28.9%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $163 million for the first quarter ended June 30, 2019, compared with $139 million for the first quarter ended June 30, 2018. Adjusted employee compensation and benefits expenses were $153 million for the first quarter ended June 30, 2019, compared with $133 million for the first quarter ended June 30, 2018. This resulted in an adjusted compensation ratio of 61.0% for the first quarter ended June 30, 2019, versus 60.5% for the first quarter ended June 30, 2018. The increases in GAAP and adjusted employee compensation and benefits expenses were primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $39 million for the first quarter ended June 30, 2019, compared with $41 million for the first quarter ended June 30, 2018. The decrease in non-compensation expenses was primarily driven by a reduction in Professional fees and Other operating expenses, net. Adjusted non-compensation expenses were approximately $37 million for the both the quarter ended June 30, 2019 and 2018. Adjusted non-compensation expenses remained relatively flat when compared with the same quarter last year.

The provision for income taxes was $7 million, representing an effective tax rate of 13.5% for the first quarter ended June 30, 2019, compared with $12 million, representing an effective tax rate of 28.9% for the first quarter ended June 30, 2018. The decrease in the effective tax rate was a result of the tax benefit related to shares vested in April and May 2019, with no corresponding amount for the same quarter last year. The adjusted provision for income taxes was $18 million, representing an adjusted effective tax rate of 28.8% for the first quarter ended June 30, 2019, compared with $15 million, representing an adjusted effective tax rate of 28.9% for the first quarter ended June 30, 2018. The adjusted effective tax rate remained relatively flat when compared to the same quarter last year.

Segment Reporting for the First Quarter

Corporate Finance
CF revenues increased 1% to $134 million for the first quarter ended June 30, 2019, compared with $133 million for the first quarter ended June 30, 2018. Revenues increased primarily due to an increase in the average transaction fee for closed transactions, partially offset by a decrease in the number of closed transactions. CF closed 61 transactions in the first quarter ended June 30, 2019, versus 69 transactions in the first quarter ended June 30, 2018.

	Three Months Ended June 30,
(Dollars in thousands)	2019	2018
Corporate Finance
Revenues	$133,589	$132,871
# of MDs (1)	115	105
# of Closed transactions	61	69

(1)	As of June 30, 2019; excludes MDs in our Milan office. The Italian JV was consolidated as of June 30, 2019, and employee metrics will be consolidated beginning in Q2 fiscal 2020.

Financial Restructuring
FR revenues increased 57% to $79 million for the first quarter ended June 30, 2019, compared with $50 million for the first quarter ended June 30, 2018. Revenue increased primarily as a result of an increase in the number of closed transactions, partially offset by a reduction in the average transaction fee.

	Three Months Ended June 30,
(Dollars in thousands)	2019	2018
Financial Restructuring
Revenues	$79,354	$50,476
# of MDs	45	45
# of Closed Transactions	25	13
Financial Advisory Services
FAS revenues increased 2% to $37 million for the quarter ended June 30, 2019 when compared to the same period last year. The number of Fee Events increased to 509 in the first quarter ended June 30, 2019, compared with 504 for the first quarter ended June 30, 2018.

	Three Months Ended June 30,
(Dollars in thousands)	2019	2018
Financial Advisory Services
Revenues	$37,406	$36,655
# of MDs	32	37
# of Fee Events (1)	509	504

(1)	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.31 per share of Class A and Class B common stock. The dividend will be payable on September 16, 2019 to stockholders of record as of the close of business on September 5, 2019.

As of June 30, 2019, the Company had $245 million of Cash and cash equivalents and Investment securities, and loans payable and Other liabilities aggregating $40 million.

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-02, Leases (Topic 842). We adopted the standard effective April 1, 2019, using the modified retrospective approach applied as of the beginning of the period of adoption. As of June 30, 2019, the Company's Operating right-of-use assets and Operating lease liabilities were $132 million and $147 million, respectively.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, July 25, 2019, to discuss its first quarter fiscal 2020 results. The number to call is 1-800-239-9838 (domestic) or 1-323-794-2551 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 25, 2019 through August 1, 2019, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 7833831#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, adjusted operating expenses and adjusted provision for income taxes are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income, adjusted operating expenses and adjusted provision for income taxes remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions in number of transactions, the No. 1 global restructuring advisor in both number of transactions and value, and the No. 1 global M&A fairness opinion advisor in number of transactions over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$211,731	$285,746
Restricted cash	371	369
Investment securities	33,040	125,258
Accounts receivable, net of allowance for doubtful accounts	67,918	70,830
Unbilled work in process, net of allowance for doubtful accounts	71,997	71,891
Receivable from affiliates	—	8,631
Property and equipment, net	36,450	31,034
Operating right-of-use assets	131,554	—
Goodwill and other intangibles, net	803,841	794,604
Other assets	35,998	34,695
Total assets	$1,392,900	$1,423,058

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$232,532	$404,717
Accounts payable and accrued expenses	41,414	55,048
Deferred income	29,219	27,812
Income taxes payable	3,410	7,759
Deferred income taxes	6,057	5,204
Loans payable to former shareholders	1,958	2,047
Loan payable to non-affiliate	15,447	6,610
Operating lease liabilities	147,426	—
Other liabilities	22,118	22,532
Total liabilities	499,581	531,729

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 40,858,563 and 38,200,802 shares, respectively	41	38
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 25,308,293 and 27,197,734 shares, respectively	25	27
Treasury stock, at cost: 55,164 and 0 shares, respectively	(2,502)	—
Additional paid-in capital	631,189	645,090
Retained earnings	298,831	276,468
Accumulated other comprehensive (loss)	(34,265)	(30,294)
Total stockholders' equity	893,319	891,329
Total liabilities and stockholders' equity	$1,392,900	$1,423,058

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2019	2018
Revenues	$250,349	$220,002
Operating expenses:
Employee compensation and benefits	163,311	139,181
Travel, meals, and entertainment	9,617	9,587
Rent	10,001	8,188
Depreciation and amortization	3,963	3,468
Information technology and communications	5,324	5,589
Professional fees	4,456	6,277
Other operating expenses, net	5,735	7,584
Total operating expenses	202,407	179,874
Operating income	47,942	40,128
Other (income)/expense, net	(1,483)	(1,606)
Income before provision for income taxes	49,425	41,734
Provision for income taxes	6,649	12,052
Net income attributable to Houlihan Lokey, Inc.	$42,776	$29,682

Weighted average shares of common stock outstanding:
Basic	61,670,617	62,985,084
Fully diluted	65,621,103	66,154,212
Earnings per share
Basic	$0.69	$0.47
Fully diluted	$0.65	$0.45

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2019	2018
Revenues	$250,349	$220,002

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$163,311	$139,181
Less/plus: adjustments (1)	(10,596)	(6,076)
Employee compensation and benefits (adjusted)	152,715	133,105

Non-compensation expenses
Non-compensation expenses (GAAP)	$39,096	$40,693
Less/plus: adjustments (2)	(1,967)	(3,747)
Non-compensation expenses (adjusted)	37,129	36,946

Operating income
Operating income (GAAP)	$47,942	$40,128
Less/plus: adjustments (3)	12,563	9,823
Operating income (adjusted)	60,505	49,951

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(1,483)	$(1,606)
Less/plus: adjustments (4)	—	719
Other (income)/expense, net (adjusted)	(1,483)	(887)

Provision for income taxes
Provision for income taxes (GAAP)	$6,649	$12,052
Less/plus: adjustments (5)	11,228	2,629
Provision for income taxes (adjusted)	17,877	14,681

Net income
Net income (GAAP)	$42,776	$29,682
Less/plus: adjustments (6)	1,335	6,476
Net income (adjusted)	44,111	36,158

Diluted adjusted net income per share of common stock	$0.67	$0.55

Note: Figures may not sum due to rounding

(1)
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,112) in Q1 FY20 and ($6,076) in Q1 FY19), and acquisition-related retention pools (($4,484) in Q1 FY20 and $0 in Q1 FY19).

(2)
Includes costs associated with Houlihan Lokey, Inc.'s secondary offering of stock (($414) in Q1 FY20 and ($498) in Q1 FY19), completed acquisitions ($0 in Q1 FY20 and ($1,929) in Q1 FY19), and acquisition-related amortization (($1,553) in Q1 FY20 and ($1,321) in Q1 FY19).

(3)	Includes adjustments from (1) and (2) above.

(4)	Includes the reduction of an earnout liability ($0 in Q1 FY20 and $719 in Q1 FY19).

(5)
Includes adjustments relating to the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 above ($3,623 in Q1 FY20 and $2,629 in Q1 FY19). Additionally, includes an adjustment of ($7,605 in Q1 FY20 and $0 in Q1 FY19) relating to shares vested during the first quarter of the applicable fiscal year.

(6)	Consists of the adjustments described above net of the tax impact of described adjustments.